EXHIBIT 23.2
Consent of Independent Registered Certified Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SEACOR Marine Holdings Inc. for our report dated December 8, 2016 and relating to the financial statements of Mantenimiento Express Maritimo, S.A.P.I. de C.V., which appears in SEACOR Marine Holdings Inc.'s Form 10 (No. 001-37966).

PricewaterhouseCoopers, S.C.

/s/ Guillermo Robles Haro
Guillermo Robles Haro
Ciudad de Mexico
November 20, 2017